UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2018

EXACTUS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55828	27-1085858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 205-5036

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.
Entry into a Material Definitive Agreement

Series D Preferred Stock

Exactus, Inc. (the “Company”) has filed the Series D Certificate of Designation with the Nevada Secretary of State to designate and offer for sale 200 shares of the Company’s preferred stock as the Series D Preferred Stock (the “Series D”) to certain accredited investors, including affiliates of the Company (collectively the “Investors”), with a maximum offering amount of $2,200,000 (the “Offering”).

Up to 200 shares of Series D are being offered at a purchase price of $10,000 per share. The Company is offering 70 shares of the 200 authorized Series D shares as re-payment for outstanding obligations of the Company at an effective re-payment price of $12,500 per share. To date the Company has received $550,000 in connection with the Offering including $50,000 in cash and $500,000 in debt re-payment. The Company intends to use the proceeds from the Offering immediately for general corporate purposes, including working capital.

Pursuant to the terms of the Series D Subscription Agreement, immediately following the consummation of an offering of the Company’s Common Stock for which the gross proceeds of the offering exceed $5,000,000 (a “Qualified Offering”), each share of Series D automatically converts into 200,000 shares of Common Stock (the “Conversion Shares”). The Company agreed that within 45 days of a Qualified Offering the Company shall file a registration statement with the SEC registering the Conversion Shares for resale by the Investors.

MagnaSci Fund, L.P., Promissory Note

On March 22, 2018, the Company entered into two note purchase agreements (together “NPA”), under which the Company issued MagnaSci Fund, L.P. (“MS”) two convertible promissory notes (collectively the “Notes”) with a total principal amount of $100,000. The Notes bear interest at a rate of 5% per annum and will mature on February 1, 2023 (the “Maturity Date”).

If a Qualified Financing occurs prior to the Maturity Date, then the outstanding principal balance of the Notes, together with all accrued and unpaid interest thereon, shall be automatically converted into a number of shares of the Company’s common stock at $0.05 per Share. The Notes offers MS registration rights wherein the Company agrees that within 45 days of a Qualified Offering, prior to the Maturity Date, the Company shall file a registration statement with the SEC registering for resale the shares of Company’s common stock into which the Notes are convertible.

Series B-2 Preferred Stock Warrants

On March 14, 2018 (the “Warrant Date”), the Board of Directors of the Company approved the issuance of up to 5,045,404 two-year Warrants to purchase shares of the Company’s Common Stock to the holders of the Company’s Series B 2 Preferred Stock (each a “B-2 Holder”). The Warrants are exercisable at $0.05 per share. Each B-2 Holder shall be issued Warrants to purchase 0.581 shares of Common Stock for each share of Series B-2 Preferred Stock (the “Series B-2”) held by the B-2 Holder.

On March 20, 2018, the Company issued Warrants to purchase up to 3,486,000 shares of the Company’s Common Stock, to MS, who is a B-2 Holder. The Company intends to issue an additional 1,559,404 Warrants to the B-2 Holders.

Item 2.03.
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02.
Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 and Item 2.03 is incorporated herein by reference. The Series D, the Notes, and the Warrants were sold in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) thereunder as transactions not involving a public offering. Each investor acquired the Series D, the Notes, and the Warrants for investment and without a view to distribution and the Company reasonably believed the investors were accredited investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2018	Exactus, Inc. By: /s/ Phillip J. Young Phillip J. Young President and Chief Executive Officer